UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 20, 2011

Lakeland Bancorp, Inc.
(Exact name of registrant as specified in its charter)

New Jersey	33-27312	22-2953275
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (973) 697-2000

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 20, 2011, Lakeland Bancorp, Inc. ("Company") disseminated a press release reporting fourth quarter and year-end results for the period ended December 31, 2010. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 8.01. Other Events.

In the press release referred to in Item 2.02, the Company reported the following events. On January 14, 2011, the Company declared a $0.06 cash dividend per common share payable on February 15, 2011 to shareholders of record at the close of business January 31, 2011, declared a 5% stock dividend per common share payable on February 16, 2011 to shareholders of record at the close of business January 31, 2011, and approved the quarterly dividend payment due February 15, 2011 to the U.S. Department of Treasury on the preferred shares issued under the Capital Purchase Program.

Item 9.01. Financial Statements and Exhibits.

(d)      Exhibit 99.1       Press Release, dated January 20, 2011.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Lakeland Bancorp, Inc. (Registrant)
January 20, 2011 (Date)	/s/ THOMAS J. SHARA Thomas J. Shara President and Chief Executive Officer

Exhibit Index
99.1	Press release dated January 20, 2011